                                                                       Exhibit 5





                                July 25, 1995



The Actava Group Inc.
4900 Georgia Pacific Center
133 Peachtree Street, N.E.
Atlanta, Georgia 30303

Gentlemen:

                 We have examined a copy of the registration statement on Form S-8 proposed to be filed by The Actava Group Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission"), relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), of 300,000 shares (the "Shares") of the Company's Common Stock, par value $1 per share (the "Common Stock"), reserved for issuance in connection with options granted or to be granted under The Actava Group Inc. 1991 Non-Employee Director Stock Option Plan (the "Plan"). In rendering this opinion, we have reviewed such documents and made such investigations as we deemed appropriate.

                 We are of the opinion that, subject to compliance with the pertinent provisions of the Act and to compliance with such securities or "Blue Sky" laws of any jurisdiction as may be applicable, when certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered in accordance with the terms of the Plan and the respective stock option agreements thereunder, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock of the Company.

                 We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

                 We hereby consent to the filing of this opinion or copies thereof as an exhibit to the registration statement referred to above.

                                                   Very truly yours,



                                                   TROUTMAN SANDERS, LLP





                                      II-8